SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of earliest event reported:  February 6, 1998



                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
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             (Exact name of registrant as specified in its charter)



      Delaware                    1-13478          13-3698386
---------------------        -----------------    -----------------------
(State or other juris-        (Commission File      (IRS Employer
diction of incorporation)      Number)                 I.D. No.)


         5697 Rising Sun Avenue, Philadelphia, Pennsylvania 19120
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     (Address of principal executive office)         (Zip Code)



                                 not applicable
         (Former name and former address, if changed since last report)




Registrant's telephone number, including area code: (215)342-7700




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Item 2.  Acquisition or Disposition of Assets

         On February 6, 1998, Global Telecommunication Solutions, Inc. ("GTS"), CCI Acquisition Corp., a wholly owned subsidiary of GTS ("Acquisition Corp."), Centerpiece Communications, Inc. ("CCI") and J. Mark Rubenstein (the "Stockholder") executed a Merger and Reorganization Agreement ("Merger Agreement"), pursuant to which CCI was merged ("Merger") with and into Acquisition Corp.

         The parties closed the Merger on February 6, 1998 ("Closing Date") and all related transactions were consummated as contemplated on that date. On February 6, 1998, a Certificate of Merger was filed with the Secretary of State of the State of New Jersey.

         In connection with the Merger, GTS issued an aggregate of 401,284 shares of GTS's common Stock ("GTS Shares") to the Stockholder, determined by dividing $2,500,000 by the average closing sales price of one GTS Share on the 20 consecutive trading days ending two days prior to the Closing Date. Furthermore, the Stockholder entered into an agreement with Sheldon Finkel, Chairman of the Board of GTS, pursuant to which the Stockholder was granted tag along rights to sell his shares of common stock in the event Mr. Finkel sells shares of common stock of GTS owned by him under certain circumstances. Additionally, GTS delivered a promissory note to the Stockholder in the aggregate principal amount of $1 million, which is secured by substantially all the assets of CCI.

         On the Closing Date, GTS entered into an employment agreement ("Employment Agreement") with J. Mark Rubenstein, the President of CCI, who was appointed the Vice President - Wholesale Sales of GTS. The Employment Agreement is for a term through December 2001. Mr. Rubenstein is to receive an annual base salary of $150,000, subject to annual increases and bonuses as the Board of Directors of GTS may, in its discretion, determine. GTS also agreed to cause the stockholder to be elected to the Board of Directors of The Acquisition Corp. for so long as the Stockholder is employed by GTS or any of its affiliates.

         Pursuant to the Merger Agreement, GTS agreed to file a registration statement with the SEC to register the GTS Shares issued to Stockholder in connection with the Merger on or before November 1, 1998, or to include all such shares in a registration statement which has been filed but not declared effective if allowable under the Securities Act and the rules promulgated thereunder, so that they may be sold by the Stockholder. Additionally, GTS agreed to use its best efforts to cause such registration statement to be declared effective by the SEC no later than January 31, 1999 and once such registration statement is declared effective, to keep it effective until all securities registered thereby are either sold or can be sold under Rule 144(k) of the rules promulgated under the Securities Act. Notwithstanding the foregoing, the stockholder executed a "lock-up" agreement (i) prohibiting his sale of such shares for a period of one year after the Closing Date and (ii) limiting the number of such shares which he may sell in any calendar quarter during the second year thereafter to 25% of the GTS Shares; provided,


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however,  in the event the Stockholder fails to sell the complete 25% during any calendar quarter the Stockholder shall be entitled to sell, during the next calendar quarter, the lesser of the following percentage of the GTS Stock acquired by him hereunder: (1) the sum of (A) 25% and (B) the difference between 25% and that percentage sold during the immediately preceding calendar quarter; and (2) 40%.


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Item 7.  Financial Statements, Pro Forma Financial Information and  Exhibits

         The financial statements and pro forma financial information required to be filed in connection with the transactions described in this Report will be filed by the Registrant under cover of an amendment to this Report no later than 60 days after the date on which this Report must be filed.


                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
                                     (Registrant)




Date:  February 23, 1998           /s/  Robert Bogin
                              -----------------------------------
                                    Robert Bogin,
                                    President
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                                  Exhibit Index

Exhibit Number                              Description

1 Merger And Reorganization Agreement among the GTS, CCI, CCI Acquisition Corp. and the Stockholder

2                          Certificate of Merger

3                          Employment Agreement between GTS and J. Mark
                           Rubenstein




















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